UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103
Bedminster, New Jersey 07921
(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiary (“TYME”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders of the Company held on September 15, 2022 (the “Special Meeting”), the Company’s stockholders voted on the proposals set forth below relating to the Agreement and Plan of Merger, dated as of July 3, 2022 (the “Merger Agreement”), by and among the Company, Syros Pharmaceuticals, Inc., a Delaware corporation (“Syros”) and Tack Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Syros (“Merger Sub”), providing for the merger of Merger Sub with and into TYME, with TYME surviving the merger as wholly-owned subsidiary of Syros (the “Merger”). The proposals are described in detail in the Company’s definitive proxy statement / prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2022 (as amended or supplemented thereafter, the “Proxy Statement / Prospectus”) and first mailed to the Company’s stockholders on August 10, 2022. The final voting results regarding each proposal are set forth below. There were 172,206,894 shares of Company common stock outstanding and entitled to vote on the record date for the Special Meeting, and 122,698,749 shares of company common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

1.	Proposal 1—Adoption of the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
93,159,168	1,748,552	401,094	27,389,935

2.	Proposal 2—Approval, on a non-binding advisory basis, of merger-related compensation payable to TYME’s named executive officers:

For	Against	Abstain	Broker Non-Votes
74,268,494	20,078,790	961,530	27,389,935

3.

Proposal 3—Approval of an amendment to TYME’s amended and restated certificate of incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-15 and not more than 1-for-75, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of our board of directors.

For	Against	Abstain	Broker Non-Votes
109,923,248	12,332,874	442,627	—

4.

Proposal 4— Consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 and 3 or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of TYME’s common stock.

This proposal was approved by the requisite vote of the Company’s stockholders, but adjournment of the Special Meeting was unnecessary because there was a quorum present and there were sufficient votes received at the time of the Special Meeting to Proposal Nos. 1, 2 and 3.

Item 8.01.	Other Events

On September 15, 2022, the Company and Syros issued a press release announcing the results of the voting proposals from the Special Meeting and the results of the voting proposals from the Syros special meeting. A copy of the joint press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release issued on September 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: September 15, 2022	By:	/s/ Richie Cunningham
Richie Cunningham, Chief Executive Officer